UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2020 (September 11, 2020)

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value: $0.01/share	PRTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2020, Party City Holdco Inc. (the “Company”) entered into a board nomination agreement (the “Board Nomination Agreement”) with certain nominating parties (the “Nominating Parties”) in connection with a transaction support agreement (the “Transaction Support Agreement”) and backstop and private placement agreement (the “Backstop and Private Placement Agreement”) previously disclosed on Current Report on Form 8-K on May 29, 2020 and June 29, 2020, respectively. Pursuant to the terms of the Board Nomination Agreement, the Nominating Parties have the right to jointly designate one individual to serve on the Board of Directors of the Company (the “Board”). The Company has an ongoing obligation to appoint the Nominating Parties’ nominee, subject to the nominee meeting the requirements specified in Section 1(f) of the Board Nomination Agreement and being reasonably acceptable to the Nominating and Governance Committee of the Company, until the earlier of (i) August 15, 2025, (ii) the 15.00% senior secured notes due 2025 (the “Notes”) are accelerated or otherwise become due prior to August 15, 2025, or (iii) the Board Nomination Agreement terminates because (x) the Nominating Parties in aggregate hold less than $40 million in Notes or (y) all Nominating Parties cease to be a Nominating Party by virtue of each Nominating Party no longer holding at least 50% of the Notes as of the date of the Board Nomination Agreement.

The foregoing is a summary of the material terms of, and is qualified by, the Board Nomination Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On September 11, 2020, Mr. Morry J. Weiss notified the Company of his desire to resign from the Board, effective September 13, 2020. Mr. Weiss has served on the Board since 2015. Mr. Weiss’s resignation was not the result of or caused by any disagreement with the Company or the Board.

Election of Directors

On September 13, 2020, the Board, acting upon the recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board from ten to eleven and appointed Jennifer Fleiss and Joel Alsfine as independent directors of the Company, effective as of September 13, 2020, to fill the newly created vacancies resulting from Mr. Weiss’ resignation and the newly created seat. Ms. Fleiss and Mr. Alsfine will hold office until the 2021 annual meeting of shareholders and until his or her successor is elected and qualified. The Board does not expect to appoint Ms. Fleiss or Mr. Alsfine to any Board committee at this time.

Ms. Fleiss and Mr. Alsfine will receive compensation for their service as members of the Board in accordance with the Company’s non-employee director compensation policy. Pursuant to this policy Ms. Fleiss and Mr. Alsfine will each receive (i) an annual cash retainer of $75,000 for service as a Board member and (ii) an annual grant of restricted stock units (“RSUs”) equal to $125,000 (based on the aggregate value of the underlying shares on the date of grant), which will fully vest on the date of the annual meeting of stockholders following the date of grant. In connection with their appointment to the Board, Ms. Fleiss and Mr. Alsfine each received a grant of 30,000 RSUs.

Ms. Fleiss most recently served as the Chief Executive Officer of Jetblack, a subdivision of Walmart, and prior as Co-Founder, President and Director of Rent the Runway. During her nine years at Rent the Runway, Ms. Fleiss served in a variety of leadership roles in operations, strategy and business development. Ms. Fleiss currently serves on the Board of Directors of Rent the Runway and Shutterfly, Inc. Previously, Ms. Fleiss worked at Lehman Brothers and Morgan Stanley Dean Witter & Co. Ms. Fleiss received her M.B.A. from Harvard Business School in 2009 and her Bachelor of Arts in Political Science from Yale University in 2005.

Ms. Fleiss was not selected as a director pursuant to any arrangement or understanding with the Company or any other person. Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Ms. Fleiss had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Mr. Alsfine is a Senior Advisor to MSD Capital. Until July 2020, Mr. Alsfine was a Partner and the head of the Tactical Investments Group at MSD. MSD Capital is an investment firm formed to manage the capital of Michael Dell and his family. As head of the Tactical Investment Group, Mr. Alsfine led a team that drew on MSD’s investment experience and external relationships to invest flexibly across a variety of public and private asset classes. Mr. Alsfine joined MSD in 2002 as an analyst focusing on investing in public equity securities and subsequently became the portfolio manager of a large, concentrated public equity portfolio. Mr. Alsfine became a Partner of MSD in February 2014. Prior to joining MSD Mr. Alsfine worked at TG Capital Corp, a single-family investment office investing across all asset classes, McKinsey & Company, and accounting firm Fisher Hoffman Stride. Mr. Alsfine is on the Board of Asbury Automotive Group Inc (Ticker ABG). He also serves on the Board of Life Time Inc., and he is an independent director of CC Neuberger Principal Holdings II, a Special Purpose Acquisition Company. Mr. Alsfine received his M.B.A. from Stanford Graduate School of Business in 1996 and his Bachelor of Commerce (Honors) in Accounting in 1990 from the University of the Witwatersrand in South Africa. Mr. Alsfine was nominated to the Board by the Nominating Parties pursuant to the Board Nomination Agreement described under Item 1.01 of this Current Report on Form 8-K.

Other than as described above, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Alsfine had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Additionally, Ms. Fleiss and Mr. Alsfine each entered into the Company’s standard indemnification agreement with the Company, the terms of which are described in the Company’s Registration Statement on Form S-1 (File No. 333-193466) (the “Registration Statement”) and a form of such agreement was filed as Exhibit 10.2 to the Registration Statement.

Item 7.01. Regulation FD Disclosure.

On September 14, 2020, the Company issued a press release announcing the matters described in Item 1.01 and Item 5.02. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Form 8-K.

The information (including Exhibit 99.1) being furnished pursuant to this “Item 7.01 Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Board Nomination Agreement, dated as of September 11, 2020, between the Company and the Nominating Parties.

99.1	Press Release, dated September 14, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

By:	/s/ Todd Vogensen
Name:	Todd Vogensen
Title:	Chief Financial Officer

Date: September 14, 2020